Calculation of Filing Fee Tables
S-3
lululemon athletica inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Omitted in accordance with Form S-3 General Instruction II.E. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units is being registered as may on one or more occasions be issued at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of other securities or in connection with anti-dilution adjustments with respect to other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a "pay as you go" basis.

[2]	Omitted in accordance with Form S-3 General Instruction II.E. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units is being registered as may on one or more occasions be issued at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of other securities or in connection with anti-dilution adjustments with respect to other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a "pay as you go" basis.

[3]	Omitted in accordance with Form S-3 General Instruction II.E. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units is being registered as may on one or more occasions be issued at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of other securities or in connection with anti-dilution adjustments with respect to other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a "pay as you go" basis.

[4]	Omitted in accordance with Form S-3 General Instruction II.E. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units is being registered as may on one or more occasions be issued at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of other securities or in connection with anti-dilution adjustments with respect to other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a "pay as you go" basis. The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.

[5]	Omitted in accordance with Form S-3 General Instruction II.E. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units is being registered as may on one or more occasions be issued at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of other securities or in connection with anti-dilution adjustments with respect to other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a "pay as you go" basis. Each unit will consist of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities.